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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 333-90667 on Form S-3 and Registration Statements Nos. 33-11161, 33-22862, 33-31116, 33-31117, 33-50608, 33-50610, 33-56707,
333-01409, 333-31369, 333-31371, 333-61843, 333-70323 and 333-89231 on Form
S-8 of Informix Corporation of our report dated January 22, 1999 (March 30, 1999 as to Note 13 to the consolidated financial statements) (relating to the consolidated financial statements of Ardent Software, Inc., which report expresses an unqualified opinion, refers to, and expresses reliance upon, the report of other auditors on the consolidated financial statements of Unidata, Inc. for the year ended June 30, 1996, and includes an explanatory paragraph regarding the restatement of the 1996 statement of operations), appearing in the Annual Report on Form 10-K of Ardent Software, Inc. for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 6, 2000

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